Exhibit 99.1

Park Sterling Corporation Announces

Record Operating Results for Fourth Quarter 2015

Charlotte, NC – January 28, 2016 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today released unaudited results of operations and other financial information for the fourth quarter of 2015. Highlights at and for the three and twelve months ended December 31, 2015 include:

Three Month Highlights

●	Net income of $3.8 million, or $0.09 per share, compared to $4.8 million, or $0.11 per share, in the quarter ended September 30, 2015
●

Adjusted net income, which excludes merger-related expenses and gain or loss on sale of securities, increased $29,000 (1%) to a record $4.8 million, or $0.11 per share, compared to $4.8 million, or $0.11 per share, in the prior quarter

●	Organic loan growth, excluding loans held for sale, of $41.7 million, or 10% annualized growth rate
●	Nonperforming loans decreased 3 basis points to 0.47% of total loans from 0.50% at September 30, 2015
●	Nonperforming assets decreased 13 basis points to 0.54% of total assets from 0.67% at September 30, 2015
●	Tier 1 leverage ratio increased 8 basis points to 11.00% from 10.92% at September 30, 2015
●	Declared quarterly cash dividend on common shares of $0.03 per share (January 2016)
●	Completed merger with First Capital Bancorp, Inc. (January 2016)

Twelve Month Highlights

●	Net income increased $3.7 million (29%) to a record $16.6 million, or $0.37 per share
●	Adjusted net income, which excludes merger-related expenses and gain or loss on sale of securities, increased $2.6 million (17%) to a record $17.8 million, or $0.40 per share
●	Organic loan growth, which excludes loans held for sale, of $161.1 million, or 10%
●	Organic deposit growth of $101.3 million, or 5%

“We are pleased to report another record quarter marked by improved operating efficiency, solid loan growth, attractive asset quality and strong capital levels” said James C. Cherry, Chief Executive Officer. “For the three months ended December 31, 2015, we reported record adjusted net income of $4.8 million, or $0.11 per share, an increase of $29,000 compared to adjusted net income of $4.8 million, or $0.11 per share, reported last quarter. The ratio of adjusted operating expense, which excludes merger-related expenses and amortization of intangibles, to adjusted operating revenue, which excludes gain or loss on sale of securities, decreased 365 basis points to 67.84% for the three months, achieving our target of driving below 70% by year-end. The company posted 10% annualized organic loan growth, led by continued strong performance in our metropolitan markets which posted $33.4 million, or 14% annualized growth. Asset quality continued to improve from already attractive levels, as nonperforming loans to total loans decreased three basis points to 0.47% and nonperforming assets to total assets decreased thirteen basis points to 0.54%, compared to September 30, 2015. Finally, capitalization remained strong with tangible common equity to tangible assets at 9.93% and Tier 1 leverage ratio at 11.00%.

These strong fourth quarter results completed a record year for the company. For the twelve months ended December 31, 2015, we reported a 17% increase in adjusted net income, which excludes merger-related expenses and gain or loss on sale of securities, to a record $17.8 million, or $0.40 per share, compared to $15.2 million, or $0.34 per share, reported last year. Strong origination activity led to a $161.1 million, or 10%, increase in loans, excluding loans held for sale, and a $101.3 million, or 5%, increase in deposits.

We were very excited to complete our merger with First Capital Bancorp, Inc. on January 1, 2016, which included re-branding each of the eight new branches. Park Sterling is now even better positioned to compete in the attractive Richmond market given our strong local leadership team, experienced bankers, distinctive product capabilities, strong balance sheet and attractive branch network. The combined company today has approximately $3.1 billion in total assets and 57 banking offices across Virginia, the Carolinas and North Georgia, and benefits from having almost 87% of total deposits based in markets with projected population growth rates above the national average.

On the capital management front, yesterday the board declared a quarterly dividend of $0.03 per common share, payable on February 23, 2016 to all shareholders of record as of the close of business on February 9, 2016. Future dividends will be subject to board approval. Additionally, during the fourth quarter we repurchased approximately 48,000 shares under our previously announced 2.2 million share repurchase program.

Overall, we are pleased to report these strong financial results as Park Sterling continues pursuing our vision of building a full-service regional community bank.”

Financial Results

Income Statement – Three Months Ended December 31, 2015

Park Sterling reported a $1.0 million, or 21%, decrease in net income to $3.8 million, or $0.09 per share, for the three months ended December 31, 2015 (“2015Q4”). This compares to net income of $4.8 million, or $0.11 per share, for the three months ended September 30, 2015 (“2015Q3”) and net income of $3.5 million, or $0.08 per share, for the three months ended December 31, 2014 (“2014Q4”). The decrease in net income from 2015Q3 resulted from $1.4 million in merger-related costs, higher provision expense to support organic loan growth and lower noninterest income due primarily to the absence of the prior quarter’s $417,000 bank-owned life insurance (“BOLI”) death benefit and $54,000 gain on sale of securities, which were partially offset by lower noninterest expense. The increase in net income from 2014Q4 resulted from higher noninterest income and lower noninterest expense, which were partially offset by lower net interest income and higher provision expense, as 2014Q4 had a net release of provision of $420,000 compared to provision expense of $409,000 in 2015Q4.

Park Sterling reported a $29,000, or 1%, increase in adjusted net income, which excludes merger-related expenses and gain or loss on sale of securities, to a record $4.8 million, or $0.11 per share, in 2015Q4. This compares to adjusted net income of $4.8 million, or $0.11 per share, in 2015Q3 and adjusted net income of $3.9 million, or $0.09 per share, in 2014Q4. Compared to 2015Q3, adjusted net income reflects lower noninterest expense partially offset by lower net interest income, lower noninterest income and higher provision expense. Compared to 2014Q4, adjusted net income reflects both higher noninterest income levels and lower noninterest expense, which were partially offset by lower net interest income and higher provision expense.

Net interest income totaled $20.0 million in 2015Q4, which represents a $387,000, or 2%, decrease from $20.4 million in 2015Q3. This decrease is attributable primarily to decreased yields on interest earning assets and increased cost of interest-bearing liabilities. Net interest income decreased $581,000, or 3%, from $20.6 million in 2014Q4, resulting again from decreased yields on interest earning assets and increased cost of interest-bearing liabilities. Average total earning assets decreased $3.9 million, or 0.2%, in 2015Q4 to $2.25 billion, compared to $2.26 billion in 2015Q2 and increased $145.3 million, or 7%, compared to $2.11 billion in 2014Q4. The decrease in average total earning assets in 2015Q4 from 2015Q3 resulted from a $23.9 million, or 35%, decrease in average other earning assets and a $4.9 million decrease in marketable securities. These decreases were partially offset by a $24.9 million, or 1%, increase in average loans (including loans held for sale) driven by organic growth. The increase in average total earning assets in 2015Q4 from 2014Q4 resulted primarily from an $13.8 million, or 3%, increase in average marketable securities and a $144.7 million, or 9%, increase in average loans (including loans held for sale), offset by a $13.1 million, or 23%, decrease in average other earning assets.

Net interest margin was 3.52% in 2015Q4, representing a 6 basis point decrease from 3.58% in 2015Q3 and a 35 basis point decrease from 3.87% in 2014Q4. The reduction in net interest margin from 2015Q3 resulted primarily from a 12 basis point decrease in yield on loans to 4.48%, driven by runoff in higher yielding seasoned loans, continued competitive pricing pressures and a $181,000 decrease in accelerated accretion resulting from the early payoff of an acquired performing loan that carried an amortizing premium purchase accounting fair market value interest rate adjustment. In addition, the cost of interest-bearing liabilities increased 5 basis points to 0.51%, driven by a full quarter of the high-yielding Richmond money market deposit account and a $30.0 million senior unsecured term loan incurred in December 2015 in anticipation of the merger with First Capital. The reduction in net interest margin from 2014Q4 resulted primarily from a 47 basis point decrease in yield on loans, due primarily to lower interest rates on new loans and a 9 basis point increase in the cost of interest-bearing liabilities.

Adjusted net interest margin, which excludes accelerated accretion from net acquisition accounting fair market value adjustments, was 3.54% in 2015Q4, representing a 3 basis point decrease from 3.57% in 2015Q3 and a 31 basis point decrease from 3.85% in 2014Q4. Accelerated accretion of net acquisition accounting fair market value adjustments ($(112,000) in 2015Q4, $69,000 in 2015Q3 and $134,000 in 2014Q4) reflects accelerated accretion of credit and interest rate marks resulting from borrowers repaying performing acquired loans faster than required by their contractual terms and/or restructuring loans in such a way as to effectively result in a new loan under the contractual cash flow method of accounting, both of which result in the associated remaining credit and interest rate marks being fully accreted into interest income. Adjustments to accelerated accretion resulted in a $112,000 reduction in net interest income in 2015Q4 due to the early payoff of an acquired performing loan that carried an amortizing premium purchase accounting fair market value interest rate adjustment. The reduction in adjusted net interest margin from both 2015Q3 and 2014Q4 resulted primarily from the decrease in loan yields discussed above.

The company reported $409,000 of provision expense in 2015Q4 to support organic loan growth, compared to no provision recorded in 2015Q3, when net loan loss recoveries allowed the company to support organic loan growth without reported expense, and a net release of provision of $420,000 in 2014Q4. Allowance for loan loss levels increased to 0.52% of total loans at 2015Q4 compared to 0.51% at 2015Q3.

Noninterest income decreased $404,000, or 8%, to $4.5 million in 2015Q4, compared to $4.9 million in 2015Q3 and increased $1.2 million, or 35%, compared to $3.4 million in 2014Q4. The decrease from 2015Q3 was driven primarily by non-customer related activities, including (i) a $687,000, or 65%, decrease in BOLI income due to a lower death benefit ($0 in 2015Q4, $417,000 in 2015Q3, $0 in 2014Q3); and (ii) a $54,000 decrease in gain on sale of securities ($0 in 2015Q4, $54,000 in 2015Q3, $0 in 2014Q4). Noninterest income from customer-related activities increased compared to 2015Q3, including a $69,000, or 5%, increase in service charges on deposit accounts, a $199,000, or 84%, increase in income from capital market activities and a $110,000, or 20%, increase in ATM and card income when comparing 2015Q4 and 2015Q3. Partially offsetting these increases in customer-related activity was a $60,000, or 6%, decrease in income from wealth management activities. The increase in noninterest income from 2014Q4 reflects higher service charges on deposit accounts, higher income from capital market activities, higher income from wealth management activities and lower amortization on the FDIC loss share indemnification asset and true-up liability expense, offset partially by lower mortgage banking income.

Noninterest expenses decreased $57,000, or 0%, to $18.4 million in 2015Q4 compared to $18.4 million in 2015Q3, and decreased $945,000, or 5%, compared to $19.3 million in 2014Q4. Adjusted noninterest expenses, which exclude merger-related expenses ($1.4 million in 2015Q4, $31,000 in 2015Q3 and $712,000 in 2014Q4), decreased $1.4 million, or 8%, to $17.0 million in 2015Q4 compared to $18.4 million in 2015Q3, and decreased $1.6 million, or 9%, compared to $18.6 million in 2014Q4. Overall the decrease in adjusted noninterest expenses from 2015Q3 was due to a $764,000 decrease in salaries and compensation expense due to both lower headcount and a year-end incentive accrual adjustment, a $547,000 decrease in loss on sale of fixed assets related to additional branch closures recorded in 2015Q3 and a $186,000 decrease in net cost of operation of OREO. These decreases were partially offset by an increase of $56,000 in legal and professional fees, an $88,000 increase in occupancy and equipment expense and a $43,000 increase in loan and collection expenses.

The company’s effective tax rate increased to 34.1% in 2015Q4, due in part to certain non-deductible merger-related expenses, compared to 30.5% in 2015Q3, which included the nontaxable BOLI death benefit. The company’s effective tax rate increased compared to 31.2% in 2014Q4.

Income Statement – Twelve Months Ended December 31, 2015

Park Sterling reported a $3.7 million, or 29%, increase in net income for the twelve months ended December 31, 2015 (“FY2015”) to $16.6 million, or $0.37 per share, compared to net income for the twelve months ended December 31, 2014 (“FY2014”) of $12.9 million, or $0.29 per share. The increase in net income from FY2014 resulted from higher net interest income and noninterest income, offset partially by an increase in provision expense and noninterest expenses.

Net interest income totaled $81.4 million in FY2015, which represents a $3.7 million, or 5%, increase from $77.6 million in FY2014. This increase is primarily attributable to having higher average earning assets in 2015 as a result of both organic loan growth and the merger with Provident Community Bancshares, Inc. (“Provident Community”) in May 2014. Net interest margin was 3.68% in FY2015, representing a 26 basis point decrease from 3.94% in FY2014. The reduction in net interest margin from FY2014 resulted primarily from a 51 basis point decrease in yield on loans, due to lower interest rates on new loans, offset by a 3 basis point decrease in the cost of interest-bearing liabilities.

The company reported $723,000 in provision for loan losses in FY2015, compared to a net release of provision of $1.3 million in FY2014. The current period provision was driven by organic loan growth as well as impairments in the company’s PCI loan pools, as accounted for under ASC 310-30, while the prior year release of provision was the result of significant net recoveries and lower historic loss rates.

Noninterest income increased $4.3 million, or 31%, to $18.2 million in FY2015, compared to $14.0 million in FY2014. The increase from FY2014 reflects lower amortization on the FDIC loss share indemnification asset and true-up liability expense, higher service charges on deposit accounts, as well as higher income from each of mortgage banking, wealth management, and capital markets.

Noninterest expense increased $219,000, or 0%, in FY2015 to $74.2 million compared to $73.9 million in FY2014. The increase in noninterest expense from FY2014 resulted primarily from increased expenses as a result of organic growth, the merger with Provident Community and costs related to the closure of branches in 2015, partially offset by a decrease in merger-related expenses.

The company’s effective tax rate increased slightly to 32.9% in FY2015 compared to 32.0% in FY2014.

Balance Sheet

Total assets increased $29.1 million, or 1%, to $2.51 billion at 2015Q4 compared to total assets of $2.49 billion at 2015Q3. Cash and equivalents increased $12.3 million, or 21%, to $70.5 million as a result of proceeds from the $30 million senior unsecured term loan incurred in December 2015 in anticipation of the First Capital merger. Total securities, including non-marketable securities, decreased $19.5 million, to $502.8 million. Total securities included one investment in a senior tranche of a collateralized loan obligation (“CLO”) totaling $5.0 million in fair value at 2015Q4, with respect to which the collateral eligibility requirements have not yet been amended to comply with the new bank investment criteria under the Volcker Rule. The security had a net unrealized loss of $57,300 at 2015Q4 that could result in the company recognizing other-than-temporary impairment should it ultimately be determined not to comply with the Volcker Rule.

Total loans, excluding loans held for sale, increased $41.7 million, or 10% annualized, to $1.74 billion at 2015Q4 from 2015Q3. The company’s metropolitan markets, which include Charlotte, Raleigh and Wilmington, North Carolina, Greenville and Charleston, South Carolina and Richmond, Virginia, reported a $33.9 million, or 14% annualized, increase in total loans to $971.9 million, due to continued success in origination efforts. The community markets reported a $13.5 million, or 14% annualized, decrease in total loans to $362.5 million, primarily due to more limited attractive lending opportunities. The company’s central business units, which primarily include mortgage, builder finance, private banking and special assets, reported a $21.3 million, or 22% annualized, increase in total loans to $407.4 million, as growth in mortgage, private banking and builder finance more than offset reductions in special asset loans, including covered loans.

The company’s loan mix shifted slightly at 2015Q4 compared to 2015Q3. The combination of commercial and industrial and owner-occupied real estate loans increased from 31.8% to 33.2% of total loans and investor-owned commercial real estate loans decreased from 30.3% to 29.1% of total loans. Acquisition, construction and development loans decreased to 9.4% from 9.5% of total loans. Total consumer loans decreased to 28.3% of total loans, with home equity lines of credit decreasing to 9.1% from 9.3% of total loans, residential mortgages decreasing from 13.2% to 12.9% of total loans and other consumer (including residential construction) increasing from 5.9% to 6.3% of total loans.

In terms of accounting designations, compared to 2015Q3: (i) non-acquired loans, which include certain renewed and/or restructured acquired performing loans that are re-designated as non-acquired, increased $69.5 million, or 21% annualized, to $1.37 billion; (ii) acquired performing loans decreased $20.2 million, or 27% annualized, to $279.9 million; and (iii) purchase credit impaired (“PCI”) loans decreased $7.6 million, or 30% annualized, to $94.9 million. At 2015Q4, noncovered performing acquired loans (which totaled $278.5 million) included a $2.1 million net acquisition accounting fair market value adjustment, representing a 0.74% “mark;” noncovered PCI loans (which totaled $79.3 million) included a $22.1 million adjustment, representing a 21.78% “mark;” and covered performing acquired and PCI loans (which totaled $17.1 million) included a $4.0 million adjustment, representing an 19.03% “mark.”

Total deposits increased $5.8 million, or 0%, to $1.95 billion at 2015Q4, compared to $1.95 billion at 2015Q3. Noninterest bearing demand deposits decreased $20.0 million, or 5%, to $350.8 million (18% of total deposits) due primarily to seasonal factors. Non-brokered money market, NOW and savings deposits increased $17.9 million, or 2%, to $997.0 million (51% of total deposits). Time deposits less than $250,000 increased $2.2 million, or 1%, to $405.4 million (21% of total deposits) and time deposits greater than $250,000 increased $13.6 million, or 24%, to $71.0 million (4% of total deposits). Finally, brokered deposits decreased $8.0 million, or 6%, to $128.4 million (7% of total deposits). Core deposits, which exclude time deposits greater than $250,000 and brokered deposits, represented 89.8% of total deposits at 2015Q4 and 90.0% of total deposits at 2015Q3.

Total borrowings increased $30.2 million, or 14%, to $239.3 million at 2015Q4 compared to $209.1 million at 2015Q3. Borrowings at 2015Q4 included $185.0 million in FHLB borrowings, $30.0 million in a new senior unsecured term loan at the bank holding company level incurred in consideration of the First Capital merger, and $24.3 million of acquired trust preferred securities, net of acquisition accounting fair market value adjustments.

Total shareholders’ equity increased $499,000, or 0.2%, to $284.7 million at 2015Q4 compared to $284.2 million at 2015Q3, driven by an increase in retained earnings, as partially offset by higher unrealized losses related to available-for-sale securities and balance sheet interest rate hedges. The company’s ratio of tangible common equity to tangible assets decreased to 9.93% at 2015Q4 from 10.02% at 2015Q3.

On January 1, 2015, the Basel III federal regulatory standards became effective. As permitted for regulated institutions that are not designated as “advanced approach” banking organizations (those with assets greater than $250 billion or with foreign exposures greater than $10 billion), the company made a one-time, permanent election to opt out of the requirement to include most components of accumulated other comprehensive income (“AOCI”) in regulatory capital. The company’s Common Equity Tier 1 (“CET1”) ratio decreased to 12.98% at 2015Q4 compared to 13.21% at 2015Q3 due to an increase in risk weighted assets. The company’s Tier 1 leverage ratio was 11.00% at 2015Q4 compared to 10.92% at 2015Q3.

Asset Quality

Asset quality remains a point of strength for the company. Nonperforming assets decreased $2.9 million, or 18%, to $13.7 million at 2015Q4, or 0.54% of total assets, compared to $16.6 million at 2015Q3, or 0.67% of total assets. Nonperforming loans decreased $228,000, or 3%, to $8.3 million at 2015Q4, and represent 0.47% of total loans, compared to $8.5 million at 2015Q3, or 0.50% of total loans. The company reported net charge-offs of $87,000, or 0.02% of average loans (annualized), in 2015Q4, compared to recoveries of $294,000, or 0.07% of average loans (annualized), in 2015Q3.

The allowance for loan losses increased $322,000, or 4%, to $9.1 million, or 0.52% of total loans, at 2015Q4, compared to $8.7 million, or 0.51% of total loans, at 2015Q3. The increase in allowance included (i) a $27,000, or 1%, decrease in the quantitative component, resulting from lower historic loss rates, (ii) a $484,000, or 8%, increase in the qualitative component, reflecting management’s judgment of inherent loss in the loan portfolio not represented in historic loss rates, and (iii) a $135,000, or 41%, decrease in specific reserves on impaired loans. Overall the increase in the allowance was due to loan growth, partially offset by a decrease in historic loss rates as well as continued improvement in nonperforming loans.

During the first quarter of 2011, and as contemplated in Park Sterling Bank’s 2010 public offering, 568,260 shares of restricted stock were issued but will not vest until the company’s share price achieves certain performance thresholds above the equity offering price (these restricted stock awards, of which 554,400 remained outstanding at 2015Q3, vest one-third each when the share price reaches, for 30 consecutive days, $8.125, $9.10 and $10.40 per share, respectively). These performance thresholds have not yet been achieved. Accordingly, these additional shares have been excluded from earnings and tangible book value per share calculations.

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Conference Call

A conference call will be held at 8:30 a.m., Eastern Time this morning (January 28, 2016). The conference call can be accessed by dialing (877) 512-1104 and requesting the Park Sterling Corporation earnings call. Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations” shortly following the call. A replay of the conference call can be accessed approximately one hour after the call by dialing (877) 344-7529 and requesting conference number 10078029.

About Park Sterling Corporation

Park Sterling Corporation, the holding company for Park Sterling Bank, is headquartered in Charlotte, North Carolina. Park Sterling, a regional community-focused financial services company with approximately $3.1 billion in assets as of January 1, 2016, is the largest community bank headquartered in the Charlotte area and has 57 banking offices stretching across the Carolinas and into North Georgia, as well as in Richmond, Virginia. The bank serves professionals, individuals, and small and mid-sized businesses by offering a full array of financial services, including deposit, mortgage banking, cash management, consumer and business finance, capital markets and wealth management services with a commitment to “Answers You Can Bank OnSM.” Park Sterling prides itself on being large enough to help customers achieve their financial aspirations, yet small enough to care that they do. Park Sterling is focused on building a banking franchise that is noted for sound risk management, strong community focus and exceptional customer service. For more information, visit www.parksterlingbank.com. Park Sterling Corporation shares are traded on NASDAQ under the symbol PSTB.

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted net income, adjusted net interest margin, adjusted operating revenues, adjusted noninterest income, adjusted noninterest expenses, adjusted operating expense, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. For additional information, see “Reconciliation of Non-GAAP Financial Measures” in the accompanying tables.

Cautionary Statement Regarding Forward Looking Statements

This news release contains, and Park Sterling and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management's current expectations or forecasts of future events, results and conditions and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: synergies and other financial benefits from the merger with First Capital Bancorp, Inc. (“First Capital”) may not be realized within the expected time frames; costs or difficulties related to integration matters might be greater than expected; changes in loan mix, deposit mix, capital and liquidity levels, emerging regulatory expectations and measures, net interest income, noninterest income, noninterest expense, credit trends and conditions, including loan losses, allowance for loan loss, charge-offs, delinquency trends and nonperforming asset levels, deterioration in the credit quality of the loan portfolio or the value of collateral securing loans, deterioration in the value of securities held for investment, the impacts of a potential increasing rate environment, and other similar matters with respect to Park Sterling; inability to identify and successfully negotiate and complete additional combinations with other potential merger partners or to successfully integrate such businesses into Park Sterling, including the company’s ability to adequately estimate or to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combinations; failure to generate an adequate return on investment related to new branches or other hiring initiatives; inability to generate future organic growth in loan balances, retail banking, wealth management, mortgage banking or capital markets results through the hiring of new personnel, development of new products, including new online and mobile banking platforms for treasury services, opening of de novo branches or otherwise; inability to capitalize on identified revenue enhancements or expense management opportunities, including the inability to achieve or maintain adjusted operating expense to adjusted operating revenue targets; inability to generate future ATM and card income from marketing expenses; variability in the performance of covered loans and associated loss-share related expenses; the effects of negative or soft economic conditions, including stress in the commercial real estate markets or failure of continued recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; the possibility of recognizing other than temporary impairments on holdings of collateralized loan obligation securities as a result of the Volcker Rule; the potential impacts of any government shutdown or debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, or continued global economic instability, which could cause disruptions in the financial markets, impact interest rates, and cause other potential unforeseen consequences; fluctuations in the market price of the common stock, regulatory, legal and contractual requirements, other uses of capital, financial performance, market conditions generally, and future actions by the board of directors, in each case impacting repurchases of common stock or declaration of dividends; legal and regulatory developments, including changes in the federal risk-based capital rules; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including acquisition accounting fair market value assumptions and accounting for purchased credit-impaired loans, and the impact on Park Sterling’s financial statements; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

You should not place undue reliance on any forward-looking statement and should consider all of the preceding uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s filings with the SEC. Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

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For additional information contact:

David Gaines

Chief Financial Officer

(704) 716-2134

david.gaines@parksterlingbank.com

PARK STERLING CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENT
THREE MONTH RESULTS
($ in thousands, except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$19,284	$19,475	$19,667	$19,111	$19,482
Taxable investment securities	2,677	2,636	2,508	2,791	2,598
Tax-exempt investment securities	146	152	143	138	138
Nonmarketable equity securities	109	142	122	127	108
Interest on deposits at banks	22	23	18	18	22
Federal funds sold	1	1	-	-	-
Total interest income	22,239	22,429	22,458	22,185	22,348
Interest expense
Money market, NOW and savings deposits	743	654	532	520	538
Time deposits	903	841	752	707	725
Short-term borrowings	205	90	76	76	-
Long-term debt	55	134	131	128	179
Subordinated debt	358	348	351	328	350
Total interest expense	2,264	2,067	1,842	1,759	1,792
Net interest income	19,975	20,362	20,616	20,426	20,556
Provision for loan losses	409	-	134	180	(420)
Net interest income after provision	19,566	20,362	20,482	20,246	20,976
Noninterest income
Service charges on deposit accounts	1,439	1,370	1,107	1,019	1,109
Mortgage banking income	699	700	956	951	922
Income from wealth management activities	887	947	906	862	869
Income from capital market activities	437	238	394	398	149
ATM and card income	647	537	629	694	727
Income from bank-owned life insurance	371	1,058	553	768	491
Gain (loss) on sale of securities available for sale	-	54	-	-	-
Amortization of indemnification asset and true-up liability expense	(165)	(162)	(165)	(394)	(1,224)
Other noninterest income	208	185	(88)	203	308
Total noninterest income	4,523	4,927	4,292	4,501	3,351
Noninterest expenses
Salaries and employee benefits	9,541	9,952	10,021	10,431	10,386
Occupancy and equipment	2,680	2,591	2,491	2,555	2,627
Data processing and outside service fees	1,669	1,668	1,640	1,648	1,652
Legal and professional fees	1,471	472	660	798	816
Deposit charges and FDIC insurance	413	401	433	392	442
Loss on disposal of fixed assets	50	597	113	237	2
Communication fees	480	501	541	578	519
Postage and supplies	99	123	116	149	146
Loan and collection expense	194	151	242	154	461
Core deposit intangible amortization	347	347	347	347	348
Advertising and promotion	271	313	304	374	474
Net cost of operation of other real estate owned	(23)	163	232	35	215
Other noninterest expense	1,170	1,140	1,092	1,441	1,219
Total noninterest expenses	18,362	18,419	18,232	19,139	19,307
Income before income taxes	5,727	6,870	6,542	5,608	5,020
Income tax expense	1,952	2,092	2,273	1,825	1,564
Net income	$3,775	$4,778	$4,269	$3,783	$3,456

Earnings per common share, fully diluted	$0.09	$0.11	$0.10	$0.09	$0.08
Weighted average diluted common shares	44,322,428	44,287,019	44,301,895	44,326,833	44,323,628

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENT

TWELVE MONTH RESULTS

($ in thousands, except per share amounts)	December 31,	December 31,
	2015	2014*
	(Unaudited)
Interest income
Loans, including fees	$77,537	$74,867
Taxable investment securities	10,612	9,318
Tax-exempt investment securities	579	631
Nonmarketable equity securities	500	362
Interest on deposits at banks	82	118
Federal funds sold	2	1
Total interest income	89,312	85,297
Interest expense
Money market, NOW and savings deposits	2,449	2,270
Time deposits	3,202	3,155
Short-term borrowings	528	86
Long-term debt	367	513
Subordinated debt	1,385	1,631
Total interest expense	7,931	7,655
Net interest income	81,381	77,642
Provision (release) for loan losses	723	(1,286)
Net interest income after provision	80,658	78,928
Noninterest income
Service charges on deposit accounts	4,934	3,881
Mortgage banking income	3,306	2,641
Income from wealth management activities	3,602	3,200
Income from capital market activities	1,467	646
ATM and card income	2,507	2,632
Income from bank-owned life insurance	2,749	2,688
Gain on sale of securities available for sale	54	180
Amortization of indemnification asset and true-up liability expense	(886)	(3,790)
Other noninterest income	510	1,875
Total noninterest income	18,243	13,953
Noninterest expenses
Salaries and employee benefits	39,945	39,538
Occupancy and equipment	10,317	10,409
Data processing and outside service fees	6,625	6,449
Legal and professional fees	3,402	3,486
Deposit charges and FDIC insurance	1,639	1,491
Loss on disposal of fixed assets	996	400
Communication fees	2,099	1,974
Postage and supplies	488	667
Loan and collection expense	740	1,350
Core deposit intangible amortization	1,389	1,269
Advertising and promotion	1,263	1,494
Net cost of operation of other real estate owned	406	817
Other noninterest expense	4,844	4,590
Total noninterest expenses	74,153	73,934
Income before income taxes	24,748	18,947
Income tax expense	8,142	6,058
Net income	$16,606	$12,889

Earnings per common share, fully diluted	$0.37	$0.29
Weighted average diluted common shares	44,304,888	44,247,000

* Derived from audited financial statements

PARK STERLING CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015**	2014*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$53,840	$16,096	$17,042	$17,402	$16,549
Interest-earning balances at banks	16,451	41,230	26,940	45,396	34,356
Investment securities available for sale	384,934	401,820	402,489	382,946	375,683
Investment securities held to maturity	106,458	109,072	111,633	108,918	115,741
Nonmarketable equity securities	11,366	11,377	13,500	11,163	11,532
Federal funds sold	235	920	360	325	485
Loans held for sale	4,943	5,145	10,701	9,987	11,602
Loans - Non-covered	1,724,164	1,681,227	1,637,115	1,576,760	1,538,354
Loans - Covered	17,651	18,897	20,348	38,092	42,339
Allowance for loan losses	(9,064)	(8,742)	(8,468)	(8,590)	(8,262)
Net loans	1,732,751	1,691,382	1,648,995	1,606,262	1,572,431

Premises and equipment, net	55,658	56,948	58,979	58,796	59,247
FDIC receivable for loss share agreements	943	1,190	1,209	2,333	3,964
Other real estate owned - non-covered	4,211	7,087	8,904	8,570	8,979
Other real estate owned - covered	1,240	1,056	884	1,713	3,011
Bank-owned life insurance	58,633	58,286	57,823	57,494	57,712
Deferred tax asset	28,971	29,711	32,137	33,314	35,696
Goodwill	29,197	29,197	29,197	29,197	29,197
Core deposit intangible	9,571	9,918	10,265	10,612	10,960
Other assets	14,862	14,699	12,822	13,436	12,085

Total assets	$2,514,264	$2,485,134	$2,443,880	$2,397,864	$2,359,230

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
Demand noninterest-bearing	$350,836	$370,815	$347,162	$341,488	$321,019
Money market, NOW and savings	1,062,046	1,041,502	988,847	1,008,743	988,954
Time deposits	539,780	534,541	538,932	533,906	541,381
Total deposits	1,952,662	1,946,858	1,874,941	1,884,137	1,851,354

Short-term borrowings	185,000	130,000	180,000	125,000	125,000
Long-term debt	30,000	55,000	55,000	55,000	55,000
Subordinated debt	24,262	24,092	23,922	23,752	23,583
Accrued expenses and other liabilities	37,636	44,979	30,274	30,857	29,188
Total liabilities	2,229,560	2,200,929	2,164,137	2,118,746	2,084,125

Shareholders' equity:
Common stock	44,854	44,909	44,911	44,877	44,860
Additional paid-in capital	222,596	222,587	222,271	223,139	222,819
Retained earnings	20,117	17,692	14,261	11,338	8,901
Accumulated other comprehensive loss	(2,863)	(983)	(1,700)	(236)	(1,475)
Total shareholders' equity	284,704	284,205	279,743	279,118	275,105

Total liabilities and shareholders' equity	$2,514,264	$2,485,134	$2,443,880	$2,397,864	$2,359,230

Common shares issued and outstanding	44,854,509	44,909,447	44,910,686	44,877,194	44,859,798

*	Derived from audited financial statements. Revised to reflect measurement period adjustments to goodwill.
**	Revised to reflect measurement period adjustments to goodwill.

PARK STERLING CORPORATION

SUMMARY OF LOAN PORTFOLIO

($ in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014*
BY LOAN TYPE	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Commercial:
Commercial and industrial	$246,907	$211,741	$189,356	$186,295	$173,786
Commercial real estate (CRE) - owner-occupied	331,222	328,327	330,853	337,739	333,782
CRE - investor income producing	506,110	514,118	498,190	470,555	470,647
Acquisition, construction and development (AC&D) - 1-4 Family Construction	32,262	27,299	31,500	28,650	29,401
AC&D - Lots and land	44,411	47,948	48,680	50,372	55,443
AC&D - CRE construction	87,452	85,643	86,570	84,116	71,590
Other commercial	8,601	8,830	7,212	5,931	5,045
Total commercial loans	1,256,965	1,223,906	1,192,361	1,163,658	1,139,694

Consumer:
Residential mortgage	223,884	224,110	214,850	209,384	205,150
Home equity lines of credit	157,378	157,430	156,960	154,415	155,297
Residential construction	72,170	66,823	62,973	59,233	55,882
Other loans to individuals	28,817	24,896	27,696	25,845	22,586
Total consumer loans	482,249	473,259	462,479	448,877	438,915
Total loans	1,739,214	1,697,165	1,654,840	1,612,535	1,578,609
Deferred costs (fees)	2,601	2,959	2,623	2,317	2,084
Total loans, net of deferred costs (fees)	$1,741,815	$1,700,124	$1,657,463	$1,614,852	$1,580,693

* Derived from audited financial statements.

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014*
BY ACQUIRED AND NON-ACQUIRED	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Acquired loans - performing	$279,949	$300,102	$317,394	$341,078	$364,789
Acquired loans - purchase credit impaired	94,917	102,537	112,819	119,943	133,241
Total acquired loans	374,866	402,639	430,213	461,021	498,030
Non-acquired loans, net of deferred costs (fees)**	1,366,949	1,297,485	1,227,250	1,153,831	1,082,663
Total loans	$1,741,815	$1,700,124	$1,657,463	$1,614,852	$1,580,693

* Derived from audited financial statements.
** Includes loans transferred from acquired pools following release of acquisition accounting FMV adjustments.

PARK STERLING CORPORATION

ALLOWANCE FOR LOAN LOSSES

THREE MONTH RESULTS

($ in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Beginning of period allowance	$8,742	$8,468	$8,590	$8,262	$9,458
Loans charged-off	(237)	(121)	(572)	(265)	(984)
Recoveries of loans charged-off	150	415	245	413	208
Net charge-offs	(87)	294	(327)	148	(776)

Provision expense (release)	409	-	205	180	(420)
Benefit attributable to FDIC loss share agreements	-	-	(71)	-	-
Total provision expense charged to operations	409	-	134	180	(420)
Provision expense recorded through FDIC loss share receivable	-	(20)	71	-	-
End of period allowance	$9,064	$8,742	$8,468	$8,590	$8,262

Net charge-offs (recoveries)	$87	$(294)	$327	$(148)	$776
Net charge-offs (recoveries) to average loans (annualized)	0.02%	-0.07%	0.08%	-0.04%	0.20%

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

THREE MONTHS

($ in thousands)	December 31, 2015			December 31, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)(2)	$1,705,899	$19,284	4.48%	$1,561,246	$19,482	4.95%
Fed funds sold	762	1	0.52%	600	-	0.00%
Taxable investment securities	487,113	2,677	2.20%	475,241	2,598	2.19%
Tax-exempt investment securities	14,794	146	3.95%	12,845	138	4.30%
Other interest-earning assets	43,837	131	1.19%	57,141	130	0.90%

Total interest-earning assets	2,252,405	22,239	3.92%	2,107,073	22,348	4.21%

Allowance for loan losses	(8,809)			(9,440)
Cash and due from banks	30,518			21,788
Premises and equipment	56,299			59,342
Goodwill	29,197			29,752
Intangible assets	9,737			11,156
Other assets	111,636			122,986

Total assets	$2,480,983			$2,342,657

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$392,661	$61	0.06%	$393,497	$63	0.06%
Savings and money market	590,993	614	0.41%	533,748	418	0.31%
Time deposits - core	470,564	791	0.67%	471,757	607	0.51%
Brokered deposits	132,821	180	0.54%	139,942	175	0.50%
Total interest-bearing deposits	1,587,039	1,646	0.41%	1,538,944	1,263	0.33%
Short-term borrowings	159,458	205	0.51%	2	-	0.00%
Long-term debt	4,565	55	4.78%	149,457	179	0.48%
Subordinated debt	24,172	358	5.88%	23,494	350	5.91%
Total borrowed funds	188,195	618	1.30%	172,953	529	1.21%

Total interest-bearing liabilities	1,775,234	2,264	0.51%	1,711,897	1,792	0.42%

Net interest rate spread		19,975	3.41%		20,556	3.79%

Noninterest-bearing demand deposits	379,413			328,534
Other liabilities	41,665			28,557
Shareholders' equity	284,671			273,669

Total liabilities and shareholders' equity	$2,480,983			$2,342,657

Net interest margin			3.52%			3.87%

(1)	Nonaccrual loans are included in the average loan balances.
(2)	Interest income and yields for the three months ended December 31, 2015 and 2014 include accretion from acquisition accounting adjustments associated with acquired loans.
(3)	Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS

TWELVE MONTHS

($ in thousands)	December 31, 2015			December 31, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (3)	Balance	Expense	Rate (3)
Assets
Interest-earning assets:
Loans and loans held for sale, net (1)(2)	$1,658,657	$77,537	4.67%	$1,445,691	$74,867	5.18%
Fed funds sold	799	2	0.25%	564	1	0.18%
Taxable investment securities	483,352	10,612	2.20%	430,557	9,318	2.16%
Tax-exempt investment securities	14,222	579	4.07%	20,887	631	3.02%
Other interest-earning assets	55,889	582	1.04%	72,522	480	0.66%

Total interest-earning assets	2,212,919	89,312	4.04%	1,970,221	85,297	4.33%

Allowance for loan losses	(8,700)			(9,535)
Cash and due from banks	19,982			18,187
Premises and equipment	58,100			58,330
Goodwill	29,211			27,709
Intangible assets	10,256			10,442
Other assets	114,647			123,973

Total assets	$2,436,415			$2,199,327

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$398,731	$259	0.06%	$348,314	$294	0.08%
Savings and money market	549,713	1,945	0.35%	509,640	1,934	0.38%
Time deposits - core	464,423	2,729	0.59%	473,509	2,620	0.55%
Brokered deposits	136,489	718	0.53%	150,497	577	0.38%
Total interest-bearing deposits	1,549,356	5,651	0.36%	1,481,960	5,425	0.37%
Short-term borrowings	142,890	528	0.37%	42,726	86	0.20%
Long-term debt	55,480	367	0.66%	52,247	513	0.98%
Subordinated debt	23,920	1,385	5.79%	26,724	1,631	6.10%
Total borrowed funds	222,290	2,280	1.03%	121,697	2,230	1.83%

Total interest-bearing liabilities	1,771,646	7,931	0.45%	1,603,657	7,655	0.48%

Net interest rate spread		81,381	3.59%		77,642	3.85%

Noninterest-bearing demand deposits	349,373			301,127
Other liabilities	33,887			25,039
Shareholders' equity	281,509			269,504

Total liabilities and shareholders' equity	$2,436,415			$2,199,327

Net interest margin			3.68%			3.94%

(1)	Nonaccrual loans are included in the average loan balances.
(2)	Interest income and yields for the nine months ended December 31, 2015 and 2014 include accretion from acquisition accounting adjustments associated with acquired loans.
(3)	Yield/ rate calculated on Actual/Actual day count basis, except for yield on investments which is calculated on a 30/360 day count basis.

PARK STERLING CORPORATION

SELECTED RATIOS

($ in thousands, except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	Unaudited	Unaudited	Unaudited	Unaudited	Unaudited
ASSET QUALITY
Nonaccrual loans	$4,326	$5,342	$5,545	$6,397	$5,585
Troubled debt restructuring (and still accruing)	2,774	3,090	3,115	3,273	3,289
Past due 90 days plus (and still accruing)	1,151	47	-	10	30
Nonperforming loans	8,251	8,479	8,660	9,680	8,904
OREO	5,451	8,143	9,788	10,283	11,990
Nonperforming assets	13,702	16,622	18,448	19,963	20,894
Past due 30-59 days (and still accruing)	1,222	1,790	2,559	1,285	619
Past due 60-89 days (and still accruing)	1,340	3,753	481	457	289

Nonperforming loans to total loans	0.47%	0.50%	0.52%	0.60%	0.56%
Nonperforming assets to total assets	0.54%	0.67%	0.75%	0.83%	0.89%
Allowance to total loans	0.52%	0.51%	0.51%	0.53%	0.52%
Allowance to nonperforming loans	109.85%	103.10%	97.78%	88.74%	92.79%
Allowance to nonperforming assets	66.15%	52.59%	45.90%	43.03%	39.54%
Past due 30-89 days (accruing) to total loans	0.15%	0.33%	0.18%	0.11%	0.06%
Net charge-offs (recoveries) to average loans (annualized)	0.02%	-0.07%	0.08%	-0.04%	0.20%

CAPITAL
Book value per common share	$6.49	$6.47	$6.37	$6.34	$6.26
Tangible book value per common share**	$5.60	$5.58	$5.47	$5.44	$5.35
Common shares outstanding	44,854,509	44,909,447	44,910,686	44,877,194	44,859,798
Weighted average dilutive common shares outstanding	44,322,428	44,287,019	44,301,895	44,326,833	44,323,628

Common Equity Tier 1 (CET1) capital	$251,807	$249,289	$245,328	$242,197	n/a
Tier 1 capital	268,605	265,917	261,596	256,843	$231,088
Tier 2 capital	9,064	8,742	8,577	8,836	8,469
Total risk based capital	277,669	274,659	270,173	265,679	239,557
Risk weighted assets	1,939,417	1,887,065	1,844,540	1,707,551	1,717,003
Average assets for leverage ratio	2,441,811	2,434,376	2,359,401	2,334,285	2,273,275

Common Equity Tier 1 (CET1) ratio	12.98%	13.21%	13.30%	14.18%	n/a
Tier 1 ratio	13.85%	14.09%	14.18%	15.04%	13.46%
Total risk based capital ratio	14.32%	14.55%	14.65%	15.56%	13.95%
Tier 1 leverage ratio	11.00%	10.92%	11.09%	11.00%	10.17%
Tangible common equity to tangible assets**	9.93%	10.02%	9.99%	10.15%	10.13%

LIQUIDITY
Net loans to total deposits	88.74%	86.88%	87.95%	85.25%	84.93%
Reliance on wholesale funding	16.77%	16.02%	18.45%	16.55%	16.70%

INCOME STATEMENT (THREE MONTH RESULTS; ANNUALIZED)
Return on Average Assets	0.60%	0.77%	0.71%	0.64%	0.59%
Return on Average Common Equity	5.26%	6.71%	6.10%	5.52%	5.01%
Net interest margin (non-tax equivalent)	3.52%	3.58%	3.78%	3.84%	3.87%

INCOME STATEMENT (ANNUAL RESULTS)
Return on Average Assets	0.68%	n/a	n/a	n/a	0.59%
Return on Average Equity	5.90%	n/a	n/a	n/a	4.78%
Net interest margin (non-tax equivalent)	3.68%	n/a	n/a	n/a	3.94%

** Non-GAAP financial measure

Non-GAAP Financial Measures

Tangible assets, tangible common equity, tangible book value, adjusted net income, adjusted net interest margin, adjusted noninterest income, adjusted operating revenues, adjusted noninterest expense, adjusted operating expenses, adjusted allowance for loan losses, and related ratios and per share measures, including adjusted return on average assets and adjusted return on average equity, as used throughout this release, are non-GAAP financial measures. Management uses (i) tangible assets, tangible common equity and tangible book value (which exclude goodwill and other intangibles from equity and assets), and related ratios, to evaluate the adequacy of shareholders’ equity and to facilitate comparisons with peers; (ii) adjusted allowance for loan losses (which includes net FMV adjustments related to acquired loans) as supplemental information for comparing the combined allowance and fair market value adjustments to the combined acquired and non-acquired loan portfolios (fair market value adjustments are available only for losses on acquired loans); and (iii) adjusted net income and adjusted noninterest income (which exclude merger-related expenses and gain or loss on sale of securities, as applicable), adjusted net interest margin (which excludes accelerated accretion of net acquisition accounting fair market value adjustments and income from early redemption of investment securities), adjusted noninterest expense (which excludes merger-related expenses), adjusted operating expense (which excludes merger-related expenses and amortization of intangibles) and adjusted operating revenues (which includes net interest income and noninterest income and excludes gain or loss on sale of securities, as applicable) to evaluate core earnings and to facilitate comparisons with peers.

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

($ in thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted net income (three months)
Pretax income (as reported)	$5,727	$6,870	$6,542	$5,608	$5,020
Plus: merger-related expenses	1,396	31	167	122	712
(gain) loss on sale of securities	-	(54)	-	-	-
Adjusted pretax income	7,123	6,847	6,709	5,730	5,732
Tax expense	2,332	2,085	2,331	1,867	1,786
Adjusted net income	$4,791	$4,762	$4,378	$3,863	$3,946

Divided by: weighted average diluted shares	44,322,428	44,287,019	44,301,895	44,326,833	44,323,628
Adjusted net income per share	$0.11	$0.11	$0.10	$0.09	$0.09
Estimated tax rate for adjustment	32.75%	32.56%	34.75%	34.23%	31.15%

Adjusted net income (twelve months)
Pretax income (as reported)	$24,748				$18,947
Plus: merger-related expenses	1,715				3,616
(gain) loss on sale of securities	(54)				(180)
Adjusted pretax income	26,409				22,383
Tax expense	8,615				7,202
Adjusted net income available to common shareholders	$17,794				$15,181

Divided by: weighted average diluted shares	44,304,888				44,247,000
Adjusted net income available to common shareholders per share	$0.40				$0.34
Estimated tax rate	32.62%				32.18%

Adjusted net interest margin
Net interest income (as reported)	$19,975	$20,362	$20,616	$20,426	$20,556
Less: accelerated mark accretion	112	(69)	(52)	(79)	(134)
Less: income from early redemption of investment securities	-	-	-	(267)	-
Adjusted net interest income	20,087	20,293	20,564	20,080	20,422
Divided by: average earning assets	2,252,405	2,256,303	2,185,439	2,155,995	2,107,073
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.97
Adjusted net interest margin	3.54%	3.57%	3.77%	3.78%	3.85%
Net interest margin	3.52%	3.58%	3.78%	3.84%	3.87%

Adjusted noninterest income
Noninterest income (as reported)	$4,523	$4,927	$4,292	$4,501	$3,351
Less: (gain) loss on sale of securities	-	(54)	-	-	-
Adjusted noninterest income	$4,523	$4,873	$4,292	$4,501	$3,351

Adjusted noninterest income (twelve months)
Noninterest income (as reported)	$18,243				$13,953
Less: (gain) loss on sale of securities	(54)				(180)
Adjusted noninterest income	$18,189				$13,773

Adjusted noninterest expenses
Noninterest expenses (as reported)	$18,362	$18,419	$18,232	$19,139	$19,307
Less: merger-related expenses	(1,396)	(31)	(167)	(122)	(712)
Adjusted noninterest expenses	$16,966	$18,388	$18,065	$19,017	$18,595

Adjusted noninterest expenses (twelve months)
Noninterest expenses (as reported)	$74,153				$73,934
Less: merger-related expenses	(1,715)				(3,616)
Adjusted noninterest expenses	$72,438				$70,318

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

($ in thousands, except per share amounts)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Adjusted operating expense
Noninterest expenses (as reported)	$18,362	$18,419	$18,232	$19,139	$19,307
Less: merger-related expenses	(1,396)	(31)	(167)	(122)	(712)
Less: amotization of intangibles	(347)	(347)	(347)	(347)	(348)
Adjusted operating expense	$16,619	$18,041	$17,718	$18,670	$18,247

Adjusted operating expense (twelve months)
Noninterest expenses (as reported)	$74,153				$73,934
Less: merger-related expenses	(1,715)				(3,616)
Less: amotization of intangibles	(1,389)				(1,269)
Adjusted operating expense	$71,049				$69,049

Adjusted operating revenues
Net Interest Income (as reported)	$19,975	$20,362	$20,616	$20,426	$20,556
Plus: noninterest income (as reported)	4,523	4,927	4,292	4,501	3,351
Less: (gain) loss on sale of securities	-	(54)	-	-	-
Adjusted operating revenues	$24,498	$25,235	$24,908	$24,927	$23,907

Adjusted operating revenues (twelve months)
Net Interest Income (as reported)	$81,381				$77,642
Plus: noninterest income (as reported)	18,243				13,953
Less: (gain) loss on sale of securities	(54)				(180)
Adjusted operating revenues	$99,570				$91,415

Adjusted operating expense to adjusted operating revenues
Adjusted operating expense	$16,619	$18,041	$17,718	$18,670	$18,247
Divided by: adjusted operating revenues	24,498	25,235	24,908	24,927	23,907
Adjusted operating expense to operating revenues	67.84%	71.49%	71.13%	74.90%	76.32%

Adjusted operating expense to adjusted operating revenues (twelve months)
Adjusted operating expense	$71,049				$69,049
Divided by: adjusted operating revenues	99,570				91,415
Adjusted operating expense to operating revenues	71.36%				75.53%

Adjusted return on average assets
Adjusted net income	$4,791	$4,762	$4,378	$3,863	$3,946
Divided by: average assets	2,480,983	2,473,034	2,406,671	2,383,506	2,342,657
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.97
Adjusted return on average assets	0.77%	0.76%	0.73%	0.66%	0.67%
Return on average assets	0.60%	0.77%	0.71%	0.64%	0.59%

Adjusted return on average equity
Adjusted net income	$4,791	$4,762	$4,378	$3,863	$3,946
Divided by: average common equity	284,671	282,426	280,676	278,187	273,669
Multiplied by: annualization factor	3.97	3.97	4.01	4.06	3.97
Adjusted return on average equity	6.68%	6.69%	6.26%	5.63%	5.72%
Return on average equity	5.26%	6.71%	6.10%	5.52%	5.01%

PARK STERLING CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

($ in thousands, except per share amounts)

(three month and period end results)	December 31,	June 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Tangible common equity to tangible assets
Total assets	$2,514,264	$2,485,134	$2,443,880	$2,397,864	$2,359,230
Less: intangible assets	(38,768)	(39,115)	(39,462)	(39,852)	(40,200)
Tangible assets	$2,475,496	$2,446,019	$2,404,418	$2,358,012	$2,319,030

Total common equity	$284,704	$284,205	$279,743	$279,118	$275,105
Less: intangible assets	(38,768)	(39,115)	(39,462)	(39,852)	(40,200)
Tangible common equity	$245,936	$245,090	$240,281	$239,266	$234,905

Tangible common equity	$245,936	$245,090	$240,281	$239,266	$234,905
Divided by: tangible assets	$2,475,496	2,446,019	2,404,418	2,358,012	2,319,030
Tangible common equity to tangible assets	9.93%	10.02%	9.99%	10.15%	10.13%
Common equity to assets	11.32%	11.44%	11.45%	11.64%	11.66%

Tangible book value per share
Issued and outstanding shares	44,854,509	44,909,447	44,910,686	44,877,194	44,859,798
Less: nondilutive restricted stock awards	(959,305)	(974,183)	(985,531)	(882,178)	(921,097)
Period end dilutive shares	43,895,204	43,935,264	43,925,155	43,995,016	43,938,701

Tangible common equity	$245,936	$245,090	$240,281	$239,266	$234,905
Divided by: period end dilutive shares	43,895,204	43,935,264	43,925,155	43,995,016	43,938,701
Tangible common book value per share	$5.60	$5.58	$5.47	$5.44	$5.35
Common book value per share	$6.49	$6.47	$6.37	$6.34	$6.26

Adjusted allowance for loan losses
Allowance for loan losses	$9,064	$8,742	$8,468	$8,590	$8,262
Plus: acquisition accounting FMV adjustments to acquired loans	28,173	29,548	31,159	32,209	35,419
Adjusted allowance for loan losses	$37,237	$38,290	$39,627	$40,799	$43,681
Divided by: total loans (excluding LHFS)	$1,741,815	$1,700,124	$1,657,463	$1,614,852	$1,580,693
Adjusted allowance for loan losses to total loans	2.14%	2.25%	2.39%	2.53%	2.76%
Allowance for loan losses to total loans	0.52%	0.51%	0.51%	0.53%	0.52%